Exhibit 10.1

SIXTH AMENDMENT TO THE

AAR CORP. STOCK BENEFIT PLAN

WHEREAS, AAR CORP. (the “Company”), maintains the AAR CORP. Stock Benefit Plan, amended and restated effective October 1, 2001 and further amended from time to time (the “Plan”); and

WHEREAS, the Company has reserved the right to amend the Plan and now deems it appropriate to do so.

NOW, THEREFORE, the Company hereby amends Section 3.2 of the Plan as follows, effective as of January 27, 2007:

“3.2         The Committee shall have plenary authority with respect to Key Employees, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by it, the effect of participation by the Grantee in other plans, and any other terms and conditions of each such Award.  The number of Shares, the Term and other terms and conditions of a particular kind of Award need not be the same even as to Awards made at the same time.  The Committee’s actions in making Awards and fixing their size, Term, and other terms and conditions shall be conclusive on all persons.”

IN WITNESS WHEREOF, this Sixth Amendment has been executed as of the 18th day of October, 2007.

AAR CORP.

By:	/s/ Timothy O. Skelly